SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

    Date of Report (Date of                                      Commission File
   earliest event reported):                                        Number:
         JUNE 17, 1999                                              1-10210

                                  EGLOBE, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                        13-3486421
  (State or other jurisdiction of                   (IRS Employer Identification
           incorporation)                                      Number)

                         1250 24th Street, NW, Suite 725
                             Washington, D.C. 20037
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                (202) 822-8981

          (Former name or former address, if changed since last report)
                                       NA

                                                                    EGLOBE, INC.
--------------------------------------------------------------------------------
                                EXPLANATORY NOTE

         Pursuant to Items 7(a)(4) and 7(b)(2) of the Securities and Exchange Commission's (the "Commission") General Instructions for Form 8-K, eGlobe, Inc. (the "Company") formerly Executive TeleCard, Ltd., hereby amends Items 7(a) and 7(b) of its Current Report on Form 8-K, filed with the Commission on July 2, 1999 to file combined financial statements of Connectsoft Communications Corporation, substantially all the assets of which were acquired by the Company through its new subsidiary Vogo Networks, LLC on June 17, 1999 and to file pro forma financial information for the Company reflecting such acquisition.

         The Company has included a brief description of Vogo's acquisition of substantially all of the assets of Connectsoft Communications Corporation and Connectsoft Holding Corp. ("Connectsoft") by its new subsidiary Vogo Networks, LLC ("Vogo") along with the pro forma information for the Company. Telekey, Inc and Subsidiary and Travelers Services, Inc. ("Telekey") were acquired on February 12, 1999. UCI Tele Networks, Ltd. ("UCI") was acquired on December 31, 1998 and IDX International Inc. and Subsidiaries ("IDX") was acquired on December 2, 1998. The Telekey, UCI and IDX acquisitions were previously reported on Form 8-K/A filed on April 30, 1999. In June 1999, the stockholders of the Company approved the increase in the convertibility of the preferred stock issued to the IDX stockholders and in July 1999 the terms of the IDX purchase agreement were renegotiated, both of which are further described in this Form 8-K/A. Item 7c of the July 2, 1999 Current Report is also hereby amended to add the Exchange Agreement, the Certificate of Designations for the Series H Convertible Preferred Stock, the Certificate of Designations for the Series I Convertible Optional Redemption Preferred Stock and the form of Warrant relating to the renegotiated IDX deal.

                                                                    EGLOBE, INC.
--------------------------------------------------------------------------------
ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

ITEM 7(A).     FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

               Filed herewith as a part of this report are the following financial statements: Connectsoft Communications Corporation, (i) Report of Independent Certified Public Accountants, (ii) Combined Statements of Net Liabilities as of July 31, 1998 (audited) and May 31, 1999 (unaudited), (iii) Combined Statements of Revenues and Expenses for the year ended July 31, 1998 (audited) and for the ten months ended May 31, 1999 and 1998 (unaudited), (iv) Notes to Combined Financial Statements for the twelve months ended July 31, 1998 (audited) and for the ten months ended May 30, 1999 and 1998. (unaudited).

ITEM 7(B).     PRO FORMA FINANCIAL INFORMATION

               Filed herewith as a part of this report are the Company's Unaudited Pro Forma Condensed Consolidated Statements of Operations for the twelve months ended December 31, 1998 and for the six months ended June 30, 1999 (unaudited) and the notes thereto. A pro forma condensed consolidated balance sheet is not included in this report as the acquisition of Connectsoft occurred in June 1999 and is included in the June 30, 1999 historical unaudited balance sheet of the Company as reported on Form 10-Q filed on August 16, 1999. The effect of the Company's stockholder approval of the increase in the IDX preferred stock conversion terms is also included in the June 30, 1999 historical unaudited balance sheet.

ITEM 7(C).     EXHIBITS

               2.6 Exchange Agreement dated July 26, 1999, by and between the former stockholders of IDX International, Inc. and eGlobe, Inc.

               4.5 Certificate of Designations, Rights and Preferences of Series H Convertible Preferred Stock of eGlobe, Inc.

               4.6 Certificate of Designations, Rights and Preferences of Series I Convertible Optional Redemption Preferred Stock of eGlobe, Inc.

               4.7 Form of Warrants to purchase up to 1,250,000 shares of common stock of eGlobe, Inc.

                          INDEX TO FINANCIAL STATEMENTS




Report of Independent Certified Public Accountants                     5

Combined Statements of Net Liabilities as of July 31, 1998
 and May 31, 1999 (unaudited)                                          6

Combined Statements of Revenues and Expenses for
the year ended July 31, 1998 and for the ten months ended
May 31, 1999 and 1998 (unaudited)                                      7

Notes to Combined Financial Statements                                 8 - 16

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Connectsoft Communications Corporation
Bellevue, Washington


We have audited the accompanying combined statement of net liabilities of Connectsoft Communications Corporation (the "Company") and the related combined statement of revenues and expenses for the year ended July 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined net liabilities of Connectsoft Communications Corporation as of July 31, 1998 and the results of their operations for the year ended July 31, 1998, in conformity with generally accepted accounting principles.



The accompanying combined financial statements have been prepared assuming that Connectsoft Communications Corporation will continue as a going concern. As discussed in Note 1 to the combined financial statements, Connectsoft Communications Corporation has suffered from recurring net losses and negative cash flow from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                     /s/ BDO Seidman, LLP


Denver, Colorado
July 21, 1999

CONNECTSOFT COMMUNICATIONS CORPORATION

COMBINED STATEMENTS OF NET LIABILITIES
--------------------------------------------------------------------------------

                                                                    JULY 31, 1998          MAY 31, 1999
                                                                                            (UNAUDITED)
                                                                    -------------          ------------
ASSETS
   Current assets

     Cash                                                        $        116,000        $        35,000
     Trade accounts receivable                                             28,000                     --
     Other assets                                                          16,000                 20,000
                                                                 ----------------        ---------------
       Total current assets                                               160,000                 55,000
   Property and equipment, net (Note 4)                                   865,000                513,000
                                                                 ----------------        ---------------

                                                                        1,025,000                568,000
                                                                 ----------------        ---------------

LIABILITIES
   Current liabilities
     Accounts payable                                                     312,000                292,000
     Accrued liabilities                                                  629,000              1,322,000
     Advances from eGlobe (Note 3)                                        550,000              1,867,000
     Capital lease obligations (Note 5)                                 2,808,000              2,943,000
                                                                 ----------------        ---------------

       Total liabilities                                                4,299,000              6,424,000
                                                                 ----------------        ---------------
Commitments and contingencies (Notes 3, 5, 6, 7 and 8)

   Net  liabilities (Note 3)                                     $     (3,274,000)       $    (5,856,000)
                                                                 ================        ===============


            SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS.

CONNECTSOFT COMMUNICATIONS CORPORATION

COMBINED STATEMENTS OF REVENUES AND EXPENSES
--------------------------------------------------------------------------------


                                                                        TEN MONTHS ENDED MAY 31,
                                                                    ------------------------------
                                                 YEAR ENDED             1999               1998
                                                JULY 31, 1998       (UNAUDITED)        (UNAUDITED)
                                                -------------       -----------        -----------
Revenues                                             $373,000    $       176,000     $     311,000
Cost of revenues                                      287,000            157,000           239,000
                                               --------------    ---------------     -------------
Gross profit                                           86,000             19,000            72,000
                                               --------------    ---------------     -------------
Research and development expenses                   2,771,000          2,622,000         2,309,000
Selling, general and
 administrative expenses                            1,774,000          1,189,000         1,478,000
                                               --------------    ---------------     -------------

Total expenses                                      4,545,000          3,811,000         3,787,000
                                               --------------    ---------------     -------------

Operating loss                                     (4,459,000)        (3,792,000)       (3,715,000)

Interest expense                                      464,000            387,000           387,000
                                               --------------    ---------------     -------------

Excess of expenses over revenues               $   (4,923,000)  $     (4,179,000)    $  (4,102,000)
                                               ==============   ================     =============

            SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS.

CONNECTSOFT COMMUNICATIONS CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO MAY 31, 1999 AND 1998 IS UNAUDITED
--------------------------------------------------------------------------------



1.       Description of business and basis of presentation

              The accompanying statements of net liabilities and revenues and expenses relate to the assets and operations of Connectsoft Communications Corporation ("CCC") and the network operations center of Connectsoft Holding Corp. ("NOC") (collectively, "Connectsoft" or "the Company"). Both entities are wholly owned subsidiaries of American United Global, Inc. ("AUGI"). The combined statements of net liabilities include those assets to be acquired and liabilities to be assumed under an Asset Purchase Agreement by eGlobe, Inc., formerly known as Executive TeleCard, Ltd., ("eGlobe"), a public company with complimentary technologies and customers, through its newly formed subsidiary, Vogo Networks, LLC (see Note 3). The combined statements of net liabilities do not include assets and liabilities of the business that are not intended to be transferred to or assumed by eGlobe under the terms of the Asset Purchase Agreement. Accordingly, the statement of cash flows is not included or applicable to the business being sold.

              Connectsoft has developed, and continues to enhance a server based integrated communication system which it is marketing as Vogo. Vogo is a phone portal that integrates messaging, internet applications, content and personal services. The software is presently being marketed as a service in the United States, with the introduction scheduled for August 1999. The NOC provides internet connectivity and co-location services to corporate customers in the northwestern United States.

              During the periods reflected in the financial statements, the operations of CCC were maintained as a separate entity. The operations of the NOC were incorporated into the financial statements of AUGI and Connectsoft Holding Corp. and include allocations of expenses which management believes represents a reasonable allocation of such costs to present the net liabilities and revenues and expenses of Connectsoft on a standalone basis. These allocations consist of salary and benefit expenses for operations personnel related to the NOC, depreciation expense, communications expenses and interest expense on liabilities assumed in the purchase. All material intercompany accounts and transactions have been eliminated.

              The financial statements have been prepared to substantially comply with the rules and regulations of the Securities and Exchange Commission for businesses acquired. The financial information presented does not necessarily reflect what the financial position and results of operations of Connectsoft would have been had it operated as a standalone entity during the periods presented and may not be indicative of future results.

         Liquidity and Capital Resources

              Per the requirements of the Securities and Exchange Commission for businesses acquired, although Connectsoft has been funded to date by its former parent company and by eGlobe, Connectsoft's combined financial statements are presented on a standalone, going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Connectsoft's ability to generate sufficient revenues and ultimately achieve profitable operations as a standalone entity is uncertain, since the financial statements assume no funding by the former parent company or by eGlobe. Ultimately, Connectsoft's ability to continue as a going concern is dependent upon its ability to demonstrate sustained commercial viability of its service and to obtain sufficient working capital, both of which are uncertain at this time.

CONNECTSOFT COMMUNICATIONS CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO MAY 31, 1999 AND 1998 IS UNAUDITED
--------------------------------------------------------------------------------



              During the twelve-month period ended July 31, 1998, Connectsoft incurred a net loss of $4.9 million and had negative working capital of $4.1 million. At July 31, 1998 and May 31, 1999, Connectsoft's total liabilities exceeded its total assets by $3.3 million and $5.9 million. Connectsoft plans to operate in a fashion to generate both increased revenues and cash flows through the introduction of its phone portal technology scheduled for August 1999. However, no assurance can be given that Connectsoft will, in fact, be able to improve operating results.

              As discussed in Notes 3 and 5, in connection with the purchase transaction, eGlobe has advanced Connectsoft through May 31, 1999, $1,867,000, and has successfully refinanced Connectsoft's equipment leases. Connectsoft's management believes that eGlobe will provide Connectsoft with financial and operational support which, together with existing cash and anticipated cash flows from operations, should enable Connectsoft to continue operations. However, the financial statements assume no additional funding by eGlobe. In the absence of such financing, since Connectsoft does not have significant cash resources, there is substantial doubt about Connectsoft's ability to continue as a going concern on a standalone basis. The combined financial statements do not include any adjustments to reflect the possible future effects on May 31, 1999 related to the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of Connectsoft to continue as a going concern.



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PROPERTY AND EQUIPMENT

                 Property and equipment is recorded at cost. The Company assesses the recoverability of its property and equipment at each fiscal year end to determine if an asset impairment has occurred using a cash flow model. No impairments have been recorded to date. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

                  Furniture and fixtures                      5 years
                  Computer equipment                          3 years

         SOFTWARE DEVELOPMENT COSTS

                  Software development costs incurred in connection with product development are charged to research and development expense until technological feasibility is established. Thereafter, through general release of the product, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. The establishment of technological feasibility and the ongoing assessment of the recoverability of costs require considerable judgment by the Company with respect to certain external factors, including, but not limited to, anticipated future gross product sales, estimated economic life, and changes in

CONNECTSOFT COMMUNICATIONS CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO MAY 31, 1999 AND 1998 IS UNAUDITED
--------------------------------------------------------------------------------

         software and hardware technology. Through May 31, 1999 the Company has not developed software to be sold or leased for which technological feasibility has been established and accordingly all software costs have been expensed.

CONNECTSOFT COMMUNICATIONS CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO MAY 31, 1999 AND 1998 IS UNAUDITED
--------------------------------------------------------------------------------

         INCOME TAXES

                  The Company accounts for income taxes using an asset and liability approach which requires the recognition of deferred tax assets and liabilities for the expected future consequences of temporary differences between the carrying amounts for financial reporting purposes and the tax bases of assets and liabilities.

                  The Company has incurred net losses for financial reporting and tax purposes since inception. As a result of the sale of assets of the Company, net operating losses generated through June 17, 1999, the date of acquisition by eGlobe will remain with AUGI.

         REVENUE RECOGNITION

                  The Company recognizes revenue from the license of its proprietary software in accordance with the provisions of Statement of Position ("SOP") 97-2 "Software Revenue Recognition." SOP 97-2 provides guidelines concerning the recognition of revenue of software products. This statement requires, among other things, the individual elements of a contract for the sale of software products to be identified and accounted for separately.

                   Service revenues for the use of the Company's Vogo service and the NOC are recognized when the service is provided.

         RESEARCH AND DEVELOPMENT

                  Expenditures  relating to the  development of new products and
         processes,   including  significant  improvements  and  refinements  of existing products, are expensed as incurred.

         USE OF ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

         INTERIM FINANCIAL INFORMATION

                  The financial information as of May 31, 1999 and for the ten month periods ended May 31, 1999 and 1998 is unaudited but includes all adjustments (consisting only of normal recurring accruals) that management considers necessary for a fair presentation of the financial position at such date and the results of operations for those periods. Operating results for the ten months

CONNECTSOFT COMMUNICATIONS CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO MAY 31, 1999 AND 1998 IS UNAUDITED
--------------------------------------------------------------------------------

         ended May 31, 1999 and 1998 are not necessarily indicative of the results that may be expected for the entire fiscal year.

3.       ACQUISITION OF NET LIABILITIES

                  On June 17, 1999 (the "Closing Date"), eGlobe, Inc., through its new subsidiary Vogo Networks, LLC ("Vogo"), acquired substantially all of the assets of CCC and NOC. In the transaction, eGlobe acquired software and related technology and intellectual property, as well as a talented and dedicated development team and a half million dollars in cash. The purchase price consisted of preferred stock of eGlobe and the assumption of debt by eGlobe and Vogo totaling approximately $8 million: (1)Vogo has assumed approximately $5 million in liabilities of CCC and NOC, consisting primarily of refinanced long-term lease obligations (Note 5) and non-interest bearing advances from eGlobe totaling $550,000 and $1,867,000 at July 31, 1998 and May 31, 1999; (2)
         eGlobe has issued to AUGI its 6% Series G Cumulative Convertible Redeemable Preferred Stock (the "Series G Preferred Stock"), having a liquidation value of $3 million (the "Liquidation Preference"); and (3) eGlobe has issued a note (the "eGlobe Note") to AUGI in the amount of $500,000.

                  The Series G Preferred Stock shall be redeemed by eGlobe for cash in an amount equal to the Liquidation Preference on the earlier to occur of five years from the Closing Date or the first date that eGlobe receives in any transaction or series of transactions any equity financing of at least $25 million. The Series G Preferred Stock is convertible from and after October 1, 1999 at the option of the holder, with a conversion price equal to 75% of the market price of eGlobe stock at the time of conversion (but not less than $3.00 per share). The holders of the Series G Preferred Stock are entitled to receive cumulative annual dividends of 6.0% of the Liquidation Preference payable, at the option of eGlobe, in cash, in shares of eGlobe common stock, or a combination of cash and eGlobe common stock.

                  The acquisition was effected under an Asset Purchase Agreement, dated as of July 10, 1998, as amended, most recently by an amendment dated June 17, 1999 (the "Purchase Agreement") and related documents.

CONNECTSOFT COMMUNICATIONS CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO MAY 31, 1999 AND 1998 IS UNAUDITED
--------------------------------------------------------------------------------

4.       PROPERTY AND EQUIPMENT




                  Property and equipment are comprised of the following:

                                                                  JULY 31,          MAY 31,
                                                                    1998             1999
                                                                    ----             ----

                  Furniture                                   $      112,000    $        25,000
                  Computer equipment                               1,130,000            961,000
                                                              --------------    ---------------
                                                                   1,242,000            986,000

                  Accumulated depreciation                          (377,000)          (473,000)
                                                              --------------    ---------------

                  Property and equipment, net                 $      865,000    $       513,000
                                                              ==============    ===============


                  Total depreciation expense was $377,000 for the year ended July 31, 1998, and $310,000 and $314,000 for the ten months ended May 31, 1999 and 1998, respectively. Substantially all of the fixed assets have been pledged as collateral under capital lease obligations (Note
         5).


5.       COMMITMENTS AND CONTINGENCIES

         OPERATING LEASES

                  The Company has facilities in Bellevue and Seattle, Washington under operating leases for office space. Future minimum lease payments under non-cancellable leases as of the statement of net liabilities dates are as follows:

                  Years ending July 31,
                  ---------------------
                  1999                                      $20,000 (two months)
                  2000                                       88,000
                  2001                                        4,000

                  In addition to the above, the leases generally contain requirements for the payment of property taxes, maintenance and insurance expenses. Total rent expense was $209,000 for the year ended July 31, 1999, and $170,000 and $174,000 for the 10 months ended May 31, 1999 and 1998, respectively.

CONNECTSOFT COMMUNICATIONS CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO MAY 31, 1999 AND 1998 IS UNAUDITED
--------------------------------------------------------------------------------

                  In August 1998, the Company sublet a portion of its office space to an unrelated third party on terms similar to its own lease. In February 1999 the Company terminated its lease with its landlord and, in a concurrent transaction, sublet a smaller space from the incoming tenant.

         CAPITAL LEASE OBLIGATIONS

                  The Company is committed under capital leases for furniture and computer equipment. These leases are for 3 years, bear interest at the rates ranging from 10.48% to 16.5%, are collateralized by furniture and computer equipment and contain buyout clauses at the end of the lease term. Certain of these leases are guaranteed by AUGI. Subsequent to year end, the Company defaulted on these lease payments and thus has recorded the obligations as current. Future minimum lease payments as of the statement of net liabilities date are as follows:


                                                          JULY 31, 1998          MAY 31, 1999
                                                          -------------          ------------

                  Total lease payments                     $3,329,000          $   3,481,000

                  Less amount representing interest           521,000                538,000
                                                           ----------          -------------

                  Present value of future minimum
                  lease payments                           $2,808,000          $   2,943,000
                                                           ==========          =============




                  In July 1999, as a part of the purchase transaction, eGlobe successfully refinanced leases. The total amount refinanced was $2,992,000. The new leases are for a term of 36 months, bear interest at rates ranging from 10.24% to 11.40% and contain buyout options at the end of the lease terms. The revised payment schedule as of July 31, 1999 is as follows:


                  1999                                $       52,000 (one month)
                  2000                                     1,169,000
                  2001                                     1,169,000
                  2002                                     1,072,000
                                                      --------------

                  Total annual lease payments              3,462,000

                  Less amounts representing interest         470,000
                                                      --------------
                  Present value of future minimum
                  lease payments                      $    2,992,000
                                                      ==============

CONNECTSOFT COMMUNICATIONS CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO MAY 31, 1999 AND 1998 IS UNAUDITED
--------------------------------------------------------------------------------

         TELECOMMUNICATIONS LINES

         In the normal course of business, the Company enters into agreements for the use of telecommunications lines for network and internet connectivity for its customers. Future minimum payments under such agreements are as follows:

                  Years ending July 31,
                  ---------------------
                  1999                                     $18,000 (two months)
                  2000                                      54,000


         LEGAL PROCEEDINGS

                  The Company is involved in certain legal proceedings that have arisen in the normal course of business. Based on the advice of legal counsel, management does not anticipate that these matters will have a material effect on the Company's combined statements of net liabilities or statements of revenues and expenses.

         EMPLOYEE SAVINGS PLAN

                  The Company has a voluntary savings plan pursuant to Section 401(k) of the Internal Revenue Code, whereby eligible participants may contribute a percentage of compensation subject to certain limitations. The Company has the option to make discretionary qualified contributions to the plan, however, no Company contributions were made for the year ended July 31, 1998 and the ten months ended May 31, 1999 and 1998.

6.       THIRD PARTY LICENSE AGREEMENTS

                  In July 1997 the Company entered into a software license agreement with Data Connection Limited ("DCL") to incorporate DCL's proprietary technology into the Vogo service. The obligations under this agreement, as amended, are comprised of initial development and minimum royalty fees totaling $1,300,000. The agreement calls for additional royalty payments of 5.0% of revenues as defined in the agreement. The term of the agreement is perpetual, but may be terminated by either party upon the other party's material breach, bankruptcy or insolvency. Development and royalty Ffees incurred under this agreement totaled $875,000 for the year ended July 31, 1998 and $606,000 and $275,000 for the ten months ended May 31, 1999 and 1998, respectively. Such costs are included in research and development expenses in the accompanying combined statement of revenues and expenses.

CONNECTSOFT COMMUNICATIONS CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
INFORMATION WITH RESPECT TO MAY 31, 1999 AND 1998 IS UNAUDITED
--------------------------------------------------------------------------------

7.       JOINT MARKETING AND REVENUE SHARING AGREEMENT

                  On May 7, 1999, the Company entered into a non-exclusive Joint Marketing and Revenue Sharing Agreement with a company that provides complimentary services. The two companies will jointly market and share the subscription and net usage revenues from a joint service offering. Costs incurred by each of the respective companies are their own to bear. The agreement expires in two years with a possible one-year extension.

8.       YEAR 2000  ISSUE (UNAUDITED)

                  The Company could be adversely affected if its computer systems, the software it has developed or the computer systems its suppliers or customers use do not properly process and calculate date related information and data from the period surrounding and including January 1, 2000. Additionally, this issue could impact non-computer system devices. The Company believes that its internal systems and its software are Year 2000 compliant. However, it cannot provide assurances as to the readiness of its suppliers or customers computer systems. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

                                                                    EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
The following unaudited pro forma condensed consolidated statements of operations give effect to the acquisitions by the Company for the entities previously described and reported on Form 8-K/A filed on April 30, 1999, the June 1999 stockholder approval of the increase of the number of shares of common stock issuable upon conversion of the preferred stock issued to the IDX stockholders, the terms of the IDX purchase agreement as renegotiated in July 1999 and the Connectsoft acquisition and are based on the estimates and assumptions set forth herein and in the notes to such financial statements. These transactions have been detailed below. This pro forma presentation has been prepared utilizing historical financial statements and notes thereto, certain of which are included herein as well as pro forma adjustments as described in the Notes to Pro Forma Condensed Consolidated Financial Statements. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisitions been effected on the dates indicated or the results which may be obtained in the future.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998 includes the operating results of the Company, IDX, Telekey, and Connectsoft, assuming the acquisitions occurred January 1, 1998. Also, the subsequent increase in the preferred conversion factor for preferred shares originally issued to IDX stockholders and the renegotiation of the terms of the IDX purchase agreement were assumed to have occurred on January 1, 1998. The historical results of the Company include the results of IDX for the period from December 2, 1998, the effective date of the acquisition, to December 31, 1998. UCI was acquired on December 31, 1998 and had minimal operations which have not been reflected in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998. However, the recurring effect of the goodwill amortization related to the UCI acquisition has been included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 1999 assumes that the Telekey and Connectsoft acquisitions and the subsequent increase in the IDX purchase price related to the increase in the convertibility of the preferred stock originally issued to the IDX stockholders and renegotiation of the IDX purchase agreement occurred at the beginning of the periods presented. The historical results of operations of the Company for the six months ended June 30, 1999 include the results of Telekey from February 1, 1999, the effective date of the acquisition, to June 30, 1999, and the results of Connectsoft from June 1, 1999, the effective date of the acquisition, to June 30, 1999.

The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes only and do not purport to represent what the Company's results of operations would have been had the acquisitions described herein occurred on the dates indicated for any future period or at any future date, and are therefore qualified in their entirety by reference to and should be read in conjunction with the historical consolidated financial statements of the Company and the historical financial statements of Connectsoft, contained elsewhere herein. Historical financial statements of IDX and Telekey were previously filed in Form 8-K/A on April 30, 1999.

                                                                    EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
ACQUISITION OF CONNECTSOFT COMMUNICATIONS CORPORATION

         In June 1999, the Company through its new subsidiary, Vogo Networks, LLC ("Vogo"), purchased substantially all the assets of Connectsoft, in exchange for (a) one share of the Company's 6% Series G Cumulative Convertible Redeemable Preferred Stock valued at $3.0 million; (b) assumed liabilities of approximately $5.0 million, consisting primarily of long-term lease obligations; (c) $1.8 million in advances to Connectsoft made by the Company prior to the acquisition which were converted into part of the purchase price and (d) direct costs associated with the acquisition of approximately $0.4 million. This acquisition has been accounted for under the purchase method of accounting. The financial statements of the Company reflect the preliminary allocation of the purchase price. The preliminary allocation has resulted in acquired intangibles of $10.1 million that are being amortized on a straight-line basis over their estimated useful lives. The acquired intangibles consist of goodwill of $1.0 million to be amortized over seven years, existing technology of $8.4 million to be amortized over five years and other identified intangibles of $0.7 million to be amortized over seven years. The preliminary allocation of the purchase price was based on appraisals performed by a third party.

         The Company issued one share of Series G Preferred valued at $3.0 million. The one share of Series G Preferred is convertible, at the holder's option, into shares of the Company's common stock any time after October 1, 1999 at a conversion price equal to the greater of (i) 75% of the market price of the common stock on the date notice of conversion is received by the Company and
(ii) minimum purchase price of $3.00. The Company shall automatically redeem the Series G Preferred at a price equal to the fair value plus accrued and unpaid dividends in cash, upon the first to occur of the following dates (a) on the first day on which the Company receives in any transaction or series of transactions any equity financing of at least $25.0 million or (b) on June 17, 2004. The Series G Preferred carries an annual dividend of 6%, payable annually beginning June 30, 2000. If the Board of Directors of the Company does not declare dividends, they accrue and remain payable.

         The Company also borrowed $0.5 million from the seller, which bears interest at a variable rate (8.0% at June 30, 1999). Principal and interest payments are due in twelve (12) equal monthly payments commencing on September 1, 1999. The remaining principal and accrued interest also become due on the first date on which (i) the Company receives in any transaction or series of transactions any equity or debt financing of at least $50.0 million or (ii) Vogo receives in any transaction or series of transactions any equity or debt financing of at least $5.0 million.

                                                                    EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

  The acquisition has been recorded using the purchase method of accounting and the components of the purchase price and its preliminary allocation to the assets and liabilities acquired are as follows:


  Components of Purchase Price:
     Company's Series G Preferred Stock                              $3,000,000
     Company's advances converted to investment
       in Connectsoft                                                 1,851,000
     Direct acquisition costs                                           450,000
                                                                     -----------
     Total purchase price                                             5,301,000
                                                                     ===========
  Allocation of purchase price:
     Cash                                                               (35,000)
     Other current assets                                               (20,000)
     Property and equipment                                            (513,000)
     Intangibles                                                     (9,120,000)
     Goodwill                                                          (993,000)
     Current liabilities                                              3,516,000
     Long-term liabilities                                            1,864,000
                                                                     -----------
     Total                                                           $        --
                                                                     ===========

                                                                    EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

STOCKHOLDERS APPROVAL

          IDX INTERNATIONAL, INC. AND SUBSIDIARIES PURCHASE

          At the Company's annual meeting in June 1999, the stockholders approved the increase of the convertibility of the 500,000 shares of Series B Convertible Preferred Stock used in acquiring IDX from 2,000,000 shares of common stock to 2,500,000 shares of common stock and warrants to purchase up to an additional 2,500,000 shares of common stock if IDX meets certain performance objectives. As a result, the acquired goodwill associated with the IDX purchase was increased by approximately $1.5 million to reflect the higher conversion feature approved in June 1999. The effect of this increase in goodwill has been included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations.

RENEGOTIATION OF THE TERMS TO THE IDX PURCHASE AGREEMENT

          In July 1999, the Company renegotiated the terms of the IDX purchase agreement with the IDX stockholders as follows:

            (a) The  500,000  shares of  Series B  Convertible  Preferred  Stock
                ("Series B Preferred") have been reacquired by the Company in exchange for 500,000 shares of Series H Convertible Preferred Stock ("Series H Preferred"), with a par value of $.001 per share.

            (b) The Company has reacquired the original warrants in exchange for new warrants to acquire up to 1,250,000 shares of the Company's common stock, subject to IDX meeting certain revenue, traffic and EBITDA levels at September 30, 2000 or December 31, 2000.

            (c) The Company has reacquired the notes payable of $1.5 million and
                $2.5  million  (previously  due in June  1999 and  October  1999 respectively) in exchange for 400,000 shares of Series I Convertible Optional Redemption Preferred Stock ("Series I Preferred") with a par value of $.001 per share.

            (d) The maturity  date of the  convertible  subordinated  promissory note, face value of $418,024, was extended to July 15, 1999 from May 31, 1999, and subsequently paid by issuance of 140,579 shares of common stock.

            (e) The Company waived its right to reduce the principal  balance of the $2.5 million note payable by certain claims as provided for under the terms of the original IDX purchase agreement.

          The shares of Series H Preferred Stock convert automatically into up to 3,750,000 shares of common stock, subject to adjustment as described below, on January 31, 2000 or earlier if the 15 day average closing sales price of the common stock is equal to or greater than $6.00. If the market price of the common stock is less than $6.00 per share on January 31, 2000, the Company will issue additional shares of common stock upon conversion of the Series H Preferred Stock based on the ratio of $6.00 to the market price (as defined, but not less than $3.3333 per share), but not more than 3.0 million additional shares of common stock.

                                                                    EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          The Company may redeem 150,000 shares of its Series I Preferred Stock prior to February 14, 2000 and the remainder prior to July 17, 2000 at a price of $10 per share. The redemption may be made in cash, common stock or a combination of the two. If the Company redeems the shares, 8% of the value of the Series I Preferred Stock per annum from December 2, 1998 through the date of redemption will be paid in common stock. Any Series I Preferred Stock not redeemed by the applicable date will be converted automatically into common stock based on a conversion price equal to $10 divided by the greater of the current market price of the common stock or $2 per share plus 8% of the value of the Series I Preferred Stock per annum from December 2, 1998 through the date of conversion up to a maximum of 3.9 million shares of common stock.

          As a result of the exchange agreement, the Company has recorded the excess of the fair value of the new preferred stock issuances and the warrants over the carrying value of the reacquired preferred stock, warrants and notes payable as a dividend to the Series B Preferred stockholders. The estimated dividend of approximately $6.4 million has been reflected in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998. In addition, upon the conversion of the Series H Preferred Stock, an additional dividend of up to $9.0 million may be recorded if more than 3,750,000 shares of common stock are issued.

          At the acquisition date, the stockholders of IDX received Series B Preferred Stock and warrants as discussed above, which were ultimately convertible into common stock subject to IDX meeting its performance objectives. These stockholders in turn granted preferred stock and warrants, each of which was convertible into a maximum of 240,000 shares of the Company's common stock, to IDX employees. The stock grants are performance based and adjusted each reporting period (but not below zero) for the changes in stock price until the shares and/or warrants (if and when) issued are converted to common stock. The company is currently renegotiating these agreements. As a result, the Unaudited Pro Forma Condensed Consolidated Statements of Operations do not reflect adjustments to reflect the effect of the renegotiated IDX purchases agreement on these employee agreements.

                                                                    EGLOBE, INC.
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                           TWELVE MONTHS ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------



                                EGLOBE
                             TWELVE MONTHS           IDX               TELEKEY         CONNECTSOFT
                            ENDED 12/31/98       ELEVEN MONTHS      TWELVE MONTHS    TWELVE MONTHS     ADJUSTMENTS
                             (NOTE A) (1)        ENDED 11/30/98     ENDED 12/31/98   ENDED 12/31/98       (NOTE A)      PRO FORMA
                            -------------        -------------        -----------    -------------      -------------  -------------
REVENUE                      $ 30,030,000          $ 2,795,000        $ 4,705,000        $ 288,000         $(121,000)(2) $37,697,000

COST OF REVENUE                16,806,000            3,176,000          1,294,000          248,000           (65,000)(3)  21,459,000
                            -------------        -------------        -----------    -------------      -------------  -------------
GROSS PROFIT (LOSS)            13,224,000            (381,000)          3,411,000           40,000           (56,000)     16,238,000
                            -------------        -------------        -----------    -------------      -------------  -------------
COSTS AND EXPENSES:
     Selling, general and
          administrative       18,070,000            3,011,000          2,811,000        2,473,000            165,000(4) 26,530,000
     Research and
          development                  --                   --                 --        2,057,000                 --      2,057,000
     Depreciation and
          amortization          3,070,000              510,000            192,000          231,000          4,533,000(5)   8,536,000
                            -------------        -------------        -----------    -------------      -------------    -----------
TOTAL COSTS AND
      EXPENSES                 21,140,000            3,521,000          3,003,000        4,761,000          4,698,000     37,123,000
                            -------------        -------------        -----------    -------------      -------------  -------------
INCOME (LOSS) FROM
     OPERATIONS               (7,916,000)          (3,902,000)            408,000      (4,721,000)        (4,754,000)   (20,885,000)
                            -------------        -------------        -----------    -------------      -------------  -------------
OTHER INCOME
     (EXPENSE):

    Other income
        (expense)             (1,981,000)              358,000           (61,000)        (377,000)          (205,000)(6) (2,266,000)
    Proxy related
        litigation expense    (3,647,000)                   --                 --               --                 --    (3,647,000)
                            -------------        -------------        -----------    -------------      -------------  -------------
TOTAL OTHER INCOME
    (EXPENSE)                 (5,628,000)              358,000           (61,000)        (377,000)          (205,000)    (5,913,000)
                            -------------        -------------        -----------    -------------      -------------  -------------
INCOME (LOSS) BEFORE
   TAXES ON INCOME           (13,544,000)          (3,544,000)            347,000      (5,098,000)        (4,959,000)   (26,798,000)
MINORITY INTEREST IN
   INCOME OF  SUBSIDIARY               --                   --           (59,000)               --             59,000(7)          --

INCOME TAXES                    1,500,000                   --                 --               --             21,000(8)   1,521,000
                            -------------        -------------        -----------    -------------      -------------  -------------
NET INCOME (LOSS)            (15,044,000)          (3,544,000)            288,000      (5,098,000)      $ (4,921,000)  $(28,319,000)
                            -------------        -------------        -----------    -------------      -------------  -------------
PREFERRED STOCK
   DIVIDENDS                                                                                                6,900,000(9)   6,900,000

NET LOSS ATTRIBUTABLE
   TO COMMON STOCK          $(15,044,000)        $ (3,544,000)        $   288,000    $ (5,098,000)      $(11,821,000)  $(35,219,000)
                            -------------        -------------        -----------    -------------      -------------  -------------
NET LOSS PER SHARE  (NOTES
10 AND 11)
    Basic and diluted       $      (0.85)                   --                 --              --                --    $      (1.96)
                            =============        =============        ===========    =============      =============  =============


     See notes to the pro forma condensed consolidated financial statements

                                                                    EGLOBE, INC.
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                  SIX MONTHS ENDED JUNE 30, 1999
--------------------------------------------------------------------------------


                                      EGLOBE             TELEKEY          CONNECTSOFT
                                 SIX MONTHS ENDED    ONE MONTH ENDED   FIVE MONTHS ENDED     ADJUSTMENTS
                                      6/30/99            1/31/99            5/31/99            (NOTE B)                PRO FORMA
                                 ----------------    ---------------   -----------------     -----------               ----------
REVENUE                            $17,501,000         $ 190,000            $73,000          $        --              $17,764,000

COST OF REVENUE                     17,237,000            59,000             65,000                   --               17,361,000
                                   -----------         ---------          ---------          -----------              -----------

GROSS PROFIT                           264,000           131,000              8,000                   --                  403,000
                                   -----------         ---------          ---------          -----------              -----------
COSTS AND EXPENSES:
     Selling, general and
          administrative            11,570,000           141,000            436,000               72,000(12)           12,219,000
     Research and development               --                --          1,092,000                   --                1,092,000
     Depreciation and
          amortization               3,381,000            16,000            129,000              898,000(13)            4,424,000
                                   -----------         ---------          ---------          -----------              -----------
TOTAL COSTS AND EXPENSES            14,951,000           157,000          1,657,000              970,000               17,735,000
                                   -----------         ---------          ---------          -----------              -----------
LOSS FROM OPERATIONS              (14,687,000)          (26,000)        (1,649,000)            (970,000)             (17,332,000)
                                   -----------         ---------          ---------          -----------              -----------
OTHER INCOME (EXPENSE)             (4,062,000)           (6,000)          (162,000)              182,000(14)          (4,048,000)
                                   -----------         ---------          ---------          -----------              -----------
NET LOSS                          (18,749,000)          (32,000)        (1,811,000)            (788,000)             (21,380,000)
                                   -----------         ---------          ---------          -----------              -----------
PREFERRED STOCK DIVIDENDS            4,329,000                --                 --              235,000(15)          (4,564,000)
                                   -----------         ---------          ---------          -----------              -----------
NET LOSS ATTRIBUTABLE TO
     COMMON STOCK                $(23,078,000)         $(32,000)       $(1,811,000)         $(1,023,000)            $(25,944,000)
                                   -----------         ---------          ---------          -----------              -----------
NET LOSS PER SHARE (NOTES 16
AND 17)
    Basic and diluted                  $(1.22)                --                 --                  --                   $(1.36)
                                   ===========         =========          =========          ===========              ===========



See notes to the pro forma condensed consolidated financial statements

                                                                    EGLOBE, INC.

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A.  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR
                   THE TWELVE MONTHS  ENDED DECEMBER 31, 1998

(1) Effective with the period ended December 31, 1998, the Company changed from a March 31 to a December 31 fiscal year end. As a result, the following table is required to reflect twelve months of operations.



                                                       NINE MONTHS            THREE MONTHS                   TWELVE MONTHS
                                                      ENDED 12/31/98          ENDED 3/31/98                  ENDED 12/31/98
                                                      --------------          -------------                  --------------
Revenue                                              $  22,491,000         $    7,539,000                    $  30,030,000

Cost of revenue                                         12,619,000              4,187,000                       16,806,000
                                                     -------------          -------------                    -------------
Gross profit                                             9,872,000              3,352,000                       13,224,000

Costs and expenses:
   Selling, general and administrative                  13,555,000              4,515,000                       18,070,000
   Depreciation and amortization                         2,256,000                814,000                        3,070,000
                                                     -------------          -------------                    -------------
Total costs and expenses                                15,811,000              5,329,000                       21,140,000
                                                     -------------          -------------                    -------------
Loss from operations                                   (5,939,000)            (1,977,000)                      (7,916,000)
                                                     -------------          -------------                    -------------
Other income (expenses):
Other expense                                          (1,031,000)              (950,000)                      (1,981,000)
Proxy related litigation expense                         (120,000)            (3,527,000)                      (3,647,000)
                                                     -------------          -------------                    -------------
Total other expenses                                   (1,151,000)            (4,477,000)                      (5,628,000)
                                                     -------------          -------------                    -------------
Loss before taxes on income                            (7,090,000)            (6,454,000)                     (13,544,000)


Income taxes                                                   --               1,500,000                        1,500,000
                                                     -------------          -------------                    -------------
               Net loss                              $ (7,090,000)          $ (7,954,000)                    $(15,044,000)
                                                     -------------          -------------                    -------------



UCI was acquired on December 31, 1998 and had minimal operations which have not been reflected in the Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998. However, the recurring effect of the goodwill amortization related to the UCI acquisition has been included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations.

                                                                    EGLOBE, INC.

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE A. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT  OF OPERATIONS FOR
               THE TWELVE MONTHS ENDED DECEMBER 31, 1998 (CONT)

The following pro forma adjustments to the condensed consolidated statement of operations are as if the acquisitions had been completed at the beginning of the period presented and are not indicative of what would have occurred had the acquisitions actually been made as of such date. IDX was acquired on December 2, 1998; therefore, the results of operations of IDX for the month of December 1998 are included in the historical results of the Company for the twelve months ended December 31, 1998.



(2) Adjustments to revenue:
        Elimination of IDX billings to the Company                                                      $     (41,000)
        Adjustment to revenue to give effect to IDX's  purchase of a subsidiary  in April,  1998 and its sale of another subsidiary in November, 1998 as if  the purchase and sale had
           been completed at the beginning of  the period presented                                           (80,000)
                                                                                                        --------------
                                                                                                        $    (121,000)
                                                                                                        ==============

(3) Adjustments to cost of revenue:
        Elimination of IDX billings to the Company                                                      $     (41,000)
        Adjustment  to cost of  revenue  to give  effect to IDX's purchase of a subsidiary in April,
           1998 and its sale of another subsidiary in November,  1998 as if the purchase and sale
           had been completed at the beginning of the period presented                                        (24,000)
                                                                                                        --------------
                                                                                                        $     (65,000)
                                                                                                        ==============

(4) Adjustments  to  selling,   general  and  administrative   expenses:
        Adjustment for the  incremental increase  in  IDX  and  Telekey management compensation         $       78,000
        Adjustment for incremental  increase  in Connectsoft management compensation                           173,000
        Adjustment for  deferred compensation  related to Telekey  purchase                                    232,000
        Adjustment  for deferred compensation related to IDX purchase (stockholder approval
              in June 1999 for increase in conversion feature)                                                 105,000
        Adjustment to give effect to IDX's  purchase of a subsidiary  in April,  1998 and its sale of another subsidiary in November, 1998 as if the purchase and sale had been
              completed at the beginning of the period presented                                              (423,000)
                                                                                                        --------------
                                                                                                        $      165,000
                                                                                                        ==============


(5) Adjustments to depreciation and amortization expenses:
        Amortization for eleven months of original cost in excess of net assets acquired for the IDX    $    1,425,000
              purchase which was effective December 2, 1998 (7 year straight-line amortization)
        Amortization of costs in excess of net assets acquired for UCI purchase which was effective
              December 31, 1998 (7 year straight line amortization)                                            214,000
        Amortization of costs in excess of net assets related to stockholder approval in June 1999 of increase in conversion feature for the IDX purchase (7 year straight-line
              amortization)                                                                                    165,000
        Amortization of intangibles and cost in excess of net assets acquired for the Telekey
              purchase (7  year straight-line amortization)                                                    717,000
        Amortization of intangibles acquired in the Connectsoft purchase (3-5 year
              straight-line amortization)                                                                    1,870,000
        Amortization of cost in excess of net assets acquired for the Connectsoft
              purchase (7 year straight-line amortization)                                                     142,000
                                                                                                        --------------
                                                                                                        $    4,533,000
                                                                                                        ==============



                                                                    EGLOBE, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE A. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
           (CON'T)


(6) Adjustment to other income  (expenses) (note that interest on  the  two  IDX notes that were  subsequently  renegotiated  and  exchanged  for shares of Series I Preferred
       Stock is not included below):
       Adjustment to give  effect  to IDX's  purchase  of a subsidiary in April,
          1998 and its sale of another  subsidiary  in November, 1998 as if the purchase and sale had been completed at the beginning of the period
          presented                                                                                                 $     (411,000)
       Interest on $0.418 million IDX note @ 7.75% due 5/99                                                                  13,000
       Interest on $0.5 million UCI note @8% due 6/99                                                                        20,000
       Interest on $0.5 million UCI note @8% due 5/2000                                                                      40,000
       Interest on $1.0 million IDX note @7.75% due 2/99                                                                     19,000
       Additional interest recorded for value of 50,000 warrants issued in
          connection with the UCI purchase                                                                                   43,000
       Interest on $0.5 million note payable to seller of Connectsoft                                                        40,000
                                                                                                                    ---------------
                                                                                                                          (236,000)
       Less interest expense recorded by the Company in the historical
          results of operations for the twelve months ended December 31, 1998                                                31,000
                                                                                                                    ---------------
                                                                                                                    $     (205,000)
                                                                                                                    ===============
(7) To eliminate the minority interest in income of a subsidiary.  In connection with the acquisition of Telekey by the Company, the 20% minority interest in  Telekey,
       L.L.C. was acquired by Telekey.                                                                              $        59,000
                                                                                                                    ===============
(8) To reflect state income taxes (Telekey was previously an S-corporation) at 6% as
       Georgia does not allow for a consolidated filing.  The Telekey federal taxable
       income can be offset with the Company's  current period losses.                                              $        21,000
                                                                                                                    ===============




                                                                    EGLOBE, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



(9) To reflect the preferred stock dividends associated with these transactions:

              Annual dividend on Series G Preferred Stock                                               $       180,000
              Annual dividend on Series I Preferred Stock                                                       320,000
              Dividend to IDX stockholders due to renegotiation of purchase agreement.                        6,400,000
                                                                                                        ---------------
                                                                                                        $     6,900,000
                                                                                                        ===============

(10) Adjustment  to the  basic  weighted  average  number of shares  outstanding of
         17,736,654  as if the  acquisitions  and IDX renegotiation had been completed at the beginning of the period presented:

         Issuance of common stock in payment of $0.4 million IDX note                                           141,000
         Issuance of common stock in UCI purchase                                                                63,000
                                                                                                        ---------------
                                                                                                                204,000
                                                                                                        ===============
(11) Convertible  preferred stock and  convertible  preferred notes were not included in  diluted  earnings  (loss)  per share  due to the  Company recording a loss for the period presented. The following table reflects the  hares of common stock  that  would  have  been  issuable  upon conversion:

            Series H Preferred Stock                                                                          3,750,000
            Series I Preferred Stock, including payment of accrued dividend                                   1,440,000
            Convertible $1.0 million IDX note payable, including interest  (converted in
            1999)                                                                                               474,000
            Series F Preferred Stock                                                                          1,515,000
            Series G Preferred Stock                                                                          1,000,000
                                                                                                        ---------------
                                                                                                              8,179,000
                                                                                                        ===============



                                                                    EGLOBE, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE B. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS  FOR
            THE SIX MONTHS ENDED JUNE 30, 1999

    The following pro forma adjustments to the condensed consolidated statement of operations are as if the acquisitions had been completed at the beginning of the fiscal period presented and are not indicative of what would have occurred had the acquisitions actually been made as of such date. Connectsoft was acquired in June 1999 and Telekey was acquired in February 1999; therefore, the results of operations of Connectsoft for the month of June 1999 and the results of operations of Telekey for February through June 1999 are included in the historical results of the Company for the six months ended June 30, 1999.


          (12)  Adjustment  to  selling,  general  and  administrative expenses:
                  Adjustment for the incremental increase in Connectsoft management
                  compensation                                                                        $72,000
                                                                                                    =========
          (13)  Adjustments to depreciation and amortization expenses:
                  One month of amortization intangibles and of cost in excess of net assets acquired for Telekey purchase (7 year straight-line
                      amortization)                                                                    60,000
                  Five months of amortization of intangibles acquired in the Connectsoft
                    purchase (3-5 year straight-line amortization)                                    779,000
                  Five months of amortization of cost in excess of net assets acquired for
                    Connectsoft purchase (7 year straight-line amortization)                           59,000
                                                                                                    ---------
                                                                                                     $898,000
                                                                                                    =========
          (14)  Adjustment to other income (expenses):
                  Reverse interest recorded on $4.0 million IDX notes subsequently
                    exchanged for Series I Preferred Stock                                          $(182,000)
                                                                                                    =========
          (15)  Adjustment  to preferred  stock  dividends:
                  Five months  dividend on 6% Series G  Preferred  Stock                              $75,000
                    issued in Connectsoft acquisition
                  Dividend on Series I Preferred Stock                                                160,000
                                                                                                    ---------
                                                                                                    $ 235,000
                                                                                                    =========


                                                                    EGLOBE, INC.

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(16)  Adjustment  to the basic  weighted  average  number of shares  outstanding
        of 18,904,001  as if the acquisitions and  IDX  renegotiation   had been
        completed at the beginning of the fiscal period presented.


         Issuance of common stock in payment of $0.4 million IDX note                                    141,000

         Issuance of common stock in UCI purchase                                                         63,000
                                                                                                      ----------
                                                                                                         204,000
                                                                                                      ==========

(17)  Convertible  preferred  stock and convertible  preferred  notes  were  not included  in  diluted  earnings  (loss)  per  share  due  to the Company recording a loss for the period presented. The following table  reflects
        the  shares  of  common  stock  that  would  have  been  issuable   upon
        conversion:

         Series H Preferred Stock                                                                      3,750,000
         Series I Preferred Stock including payment of accrued dividend                                1,493,000
         Series F Preferred Stock                                                                      1,515,000
         Series G Preferred Stock                                                                      1,000,000
                                                                                                      ----------
                                                                                                       7,758,000
                                                                                                      ==========


                                                                    EGLOBE, INC.
                  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE C. CONTINGENCIES

         The following adjustments to the pro forma basic net loss per share are to reflect the following: (1) the issuance of additional shares of Series F Preferred Stock and warrants and the assumed conversion into common stock which would have occurred if Telekey and IDX, respectively, had met their earn-out formulas at the beginning of the periods presented; (2) the additional shares of common stock to be issued to UCI shareholders assuming UCI had met its earn-out provision;
         (3) the estimated additional compensation expense related to the IDX stockholders' grant of shares under the original agreement, including shares issuable under the IDX warrant; and (4) the assumption that the Company's common stock met the guaranteed trading price of $6.00 per share for IDX related shares, $8.00 per share for UCI related shares and $4.00 per share for the Telekey related shares. The increase in goodwill amortization expense is the result of the additional goodwill recorded as a result of the above issuances amortized over 7 years using straight-line amortization.

         In addition, if the Company's common stock does not trade at the guaranteed trading prices for UCI related shares and Telekey related shares and, subject to UCI and Telekey meeting their earn-out objectives, the Company will be required to issue additional shares of common stock and the estimated goodwill amortization reflected below will change. If the Company's common stock does not trade at the guaranteed trading price of $6.00 for IDX related shares and upon conversion of Series H Preferred Stock, the Company may record an additional dividend of up to $9.0 million if more than 3,750,000 shares of common stock are issued.

         The final purchase price allocations will be determined when certain contingencies are resolved as discussed earlier and additional information becomes available. This is not indicative of what would have occurred had the acquisitions actually been made as of such date.

                                                                    EGLOBE, INC.
                  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



                                                                                 SIX MONTHS ENDED          TWELVE MONTHS ENDED
                                                                                  JUNE 30, 1999             DECEMBER 31, 1998
                                                                                 ----------------          -------------------

         PRO FORMA BASIC AND DILUTED LOSS PER SHARE:

         NUMERATOR

               Pro forma net loss attributable to common stock                      $(25,944,000)                 $(35,219,000)
               Increase in goodwill amortization expense for
                   earn-out formulas (7
                   year straight-line amortization)                                   (1,894,000)                   (3,788,000)
               Additional estimated compensation related to
                   stock granted to IDX employees by IDX
                   stockholders after the Company's purchase of
                   IDX                                                                         --                   (3,420,000)
               Additional estimated compensation related to
                  stock granted to Telekey employees by
                   Telekey  stockholders after the Company's
                     purchase of Telekey                                                       --                     (248,000)
                                                                                 ----------------          --------------------

               Adjusted pro forma net loss                                          $(27,838,000)                 $(42,675,000)
                                                                                 ----------------          --------------------
         DENOMINATOR
               Weighted average shares outstanding                                     19,108,001                    18,003,154
               Number of shares of common stock issuable
                   under earn-out formulas:
                      UCI (contingent earn-out stock)                                      62,500                        62,500
                                                                                 ----------------          --------------------
                   Adjusted pro forma basic  weighted average shares
                        outstanding:                                                   19,170,501                    18,065,654
                                                                                 ----------------          --------------------

         PER SHARE AMOUNTS

               Adjusted pro forma basic and diluted loss per share                        $(1.45)                       $(2.36)


--------------------------------------------------------------------------------
                    The diluted loss per share in the above table does not reflect the 1,755,000 shares of common stock that would be issuable upon the conversion of the Series F Preferred Stock and exercise of the IDX warrants under the respective earn-out agreements. As the Company reported losses in both periods, the effects of these transactions are anti-dilutive.

                                   SIGNATURES

Pursuant to the requirements of Section 13 of 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned, thereunto duly authorized.

                                     eGlobe, Inc.
                                     (Registrant)

Date:  August 27, 1999               By /S/ Anne Haas
                                       -----------------------------------------
                                                      Anne Haas
                                                Controller, Treasurer
                                            (Principal Accounting Officer)